BANKNORTH GROUP, INC.

                   Management Incentive Compensation Plan



                               OBJECTIVES
                               ----------


1. Increase executive focus on implementation of strategic plans to further (1) growth in the earnings and (2) return on assets and equity.

2. Increase executive focus on decisions to improve earnings and returns in their subsidiary.

3. Improve executive focus in decision-making on what is in the best interests of Banknorth Group, Inc. and rewards for continuously improving relative performance against peer banks.

4. Provide a reasonable opportunity for payout consistent with stockholder expectations and Company performance.

5. Facilitate securing, retaining and motivating the highest caliber of management employees.


                             PRIMARY PROVISIONS
                             ------------------

I.    THRESHOLD LEVEL

      There will be no awards made under the Incentive Compensation Plan ("the Plan") unless the Corporation attains at least a comprehensive performance rating of "2" on net income, ROAA, and ROAE targets of 1997, after accruing for all plan awards.

II.   CORPORATE PERFORMANCE AWARDS

      Corporate performance awards will be based on (1) Net Income, (2) Return on Average Assets, and (3) Return on Average Equity, measured against Plan after taxes and before accounting adjustments. The total performance rating will be the numerical average of the ratings on each target objective. The modification factor is listed in the exhibits.

III.  SUBSIDIARY UNIT PERFORMANCE AWARDS

      Subsidiary bank unit performance awards will be based on subsidiary net income as measured against plan and efficiency ratio, return on average assets, and salary and benefits as a percent of earning assets as measured against corporate performance targets in these areas. Subsidiary mortgage and Stratevest Group unit awards will be based on subsidiary income and profit margin as measured against plan.

IV.   RELATIVE PERFORMANCE MODIFICATION

      Performance awards will be further modified by comparing Banknorth Group, Inc.'s performance against a peer group of approximately 40 similar sized banks. The relative performance to peers will be determined by the ranking of a weighted average percentile for ROAE, weighted at 4 and ROAA, Net Interest Margin, Operating Expense/Average Assets, and NPAs/Assets all weighted at one each. The modification factor for relative performance is listed in the exhibits. At least fifty percent of the award will be paid as close as possible to the time that the internal performance is determined. The remaining amount, adjusting for relative performance to peers, will be paid when that data is available.

V.    COMPENSATION LEVELS AND TARGET AWARDS

      Incentive compensation levels and the corresponding targets for 1997 are as follows:

           Level 5 (Grade 36)          -        50% of base salary

           Level 4 (Grades 33 & 34)    -        35% of base salary

           Level 3 (Grades 31 & 32)    -        25% of base salary

           Level 2 (Grade 30)          -        20% of base salary

           Level 1 (Grade 29)          -        15% of base salary

      Base salary for each participant will equal the regular salary earned in 1997 during the period they were employed in the compensation level.

VI.   INDIVIDUAL PERFORMANCE

      Performance awards may be modified at the discretion of the CEO and by approval of the Compensation Committee of the Board. Any modification of an individual executive's awards will be based upon that executive's performance against key performance objectives (KPO's), not measured otherwise in the corporate and subsidiary unit performance awards. This modification will be limited to 15% individually and 7.5% as a group.

VII.  ELIGIBILITY

      An eligible participant must be an active employee at the end of the plan year to receive any award. Persons hired or promoted into eligible positions prior to July 1 of the plan year will have their potential award pro-rated. Eligible participants may be assigned by the CEO to alternate compensation levels during the year due to changes in pay grade or job responsibilities. In such cases, their award will be pro-rated based on time employed in differing levels. When managers participate in an incentive plan targeted to their function, they will not be eligible to participate in this plan.

VIII. INDIVIDUAL TARGET AWARDS

      Category "A":
      Incentive compensation awards are determined for participants based 100% on corporate performance.

      Category "B":
      Incentive compensation awards are determined for participants based 50% on corporate performance and 50% on respective subsidiary unit performance.

      Category "C":
      Incentive compensation awards are determined for participants based 25% on corporate performance and 75% on respective subsidiary unit performance.

      Eligible participants may be assigned by the CEO to alternate categories based on transfers, reorganization, or other factors. Awards may either be prorated based on time in the category or given based on the category in which the participants spent the most time, at the discretion of the CEO.

IX.   OTHER PROVISIONS

      All plan calculations will be made based upon the audited year end financial statement. No awards will be made until the date of the audit opinion and adjustments, if any, have been approved by the Banknorth Group Compensation Committee.

      The Board reserves the right to adjust performance targets and/or payouts under this plan in cases of significant non-recurring events.


___________________________________________________________________________


                                    1997

                  Management Incentive Compensation Program


                Internal Performance Management System (IPMS)
                                  CORPORATE


                               Performance Levels (% of Target)
 Performance     Corporate     --------------------------------
  Category        Target        1      2      3      4      5
 -----------     ---------     ---    ---    ---    ---    ---

    NI            $30,051       80     90    100    110    120

    ROAA            1.11%       80     90    100    110    120

    ROAE           13.75%       80     90    100    110    120


___________________________________________________________________________


                                    1997

                  Management Incentive Compensation Program
                Internal Performance Management System (IPMS)
                                 SUBSIDIARY


                                      Performance Levels (% of Target)
     Performance        Subsidiary    --------------------------------
      Category            Target       1      2      3      4      5
--------------------    ----------    ---    ---    ---    ---    ---

FMB, NI                 $4,001         80     90    100    110    120
FMB, ROAA                 .58%         80     90    100    110    120
FMB, Effic Ratio        56.62%         80     90    100    110    120
FMB, Sal & Ben/EA         .91%         80     90    100    110    120

HB, NI                  $9,118         80     90    100    110    120
HB, ROAA                 1.33%         80     90    100    110    120
HB, Effic. Ratio        58.06%         80     90    100    110    120
HB, Sal & Ben/EA          .83%         80     90    100    110    120

FVB, NI                 $7,763 (1)     80     90    100    110    120
FVB, ROAA                1.34% (1)     80     90    100    110    120
FVB, Effic. Ratio       54.30% (1)     80     90    100    110    120
FVB, Sal & Ben/EA         .73% (1)     80     90    100    110    120

FLB, NI                 $3,939         80     90    100    110    120
FLB, ROAA                1.32%         80     90    100    110    120
FLB, Effic. Ratio       55.82%         80     90    100    110    120
FLB, Sal & Ben/EA         .86%         80     90    100    110    120

FNB, NI                 $1,726 (2)     80     90    100    110    120
FNB, ROAA                 .82% (2)     80     90    100    110    120
FNB, Effic. Ratio       58.17% (2)     80     90    100    110    120
FNB, Sal & Ben/EA        1.00% (2)     80     90    100    110    120

GB, NI                  $1,657         80     90    100    110    120
GB, ROAA                 1.13%         80     90    100    110    120
GB, Effic. Ratio        58.13%         80     90    100    110    120
GB, Sal & Ben/EA          .88%         80     90    100    110    120

WNB, NI                 $  967         80     90    100    110    120
WNB, ROAA                1.27%         80     90    100    110    120
WNB, Effic. Ratio       59.57%         80     90    100    110    120
WNB, Sal & Ben/EA         .85%         80     90    100    110    120

-------------------
<F1>    BMC eliminations deducted from FVB
<F2>    NAB consolidated


NOTE: Ratio may change slightly when final Balance Sheet adjustments are made.


___________________________________________________________________________


                                    1997

                  Management Incentive Compensation Program
                Internal Performance Management System (IPMS)
                             SUBSIDIARY (cont'd)


                                      Performance Levels (% of Target)
     Performance        Subsidiary    --------------------------------
      Category            Target       1      2      3      4      5
--------------------    ----------    ---    ---    ---    ---    ---

BMC, NI                 $1,042         80     90    100    110    120
BMC, Profit Margin      22.09% (3)     80     90    100    110    120

SG, NI                  $  -0-         80     90    100    110    120
SG, Profit Margin       26.09% (4)     80     90    100    110    120


--------------------

<F3>       Income before income taxes
        --------------------------------
          Net int. inc. + other income


<F4>      Income before income taxes + GW amortization - net int. inc.
        ----------------------------------------------------------------
                                 Other income




___________________________________________________________________________


                                    1997
                  Management Incentive Compensation Program

           Internal Performance Management System (IPMS) Modifier


                IPMS Level              % of Target Incentive
           ---------------------        ---------------------
           (see Exhibits 2A, 2B)

                    5.0                     200%
                    4.5                     175%
                    4.0                     150%
                    3.5                     125%
                    3.0                     100%
                    2.5                      75%
                    2.0                      50% (Threshold)
                    1.5                       0%
                    1.0                       0%


NOTES: Actual performance and target incentive will be established on an interpolated basis.



       No awards will be paid if performance falls below an IPMS of 2.0.



___________________________________________________________________________



                                    1997

                  Management Incentive Compensation Program

           Relative Performance Management System (RPMS) Modifier


                Banknorth %ile               Award
              Performance Against         Modification
                The Peer Group               Factor
              -------------------         ------------

                  100 %ile                    150%
                   90 %ile                    140%
                   80 %ile                    130%
                   70 %ile                    120%
                   60 %ile                    110%
                   50 %ile                    100%
                   40 %ile                     90%
                   30 %ile                     80%
                   20 %ile                     50%
                   10 %ile                      0%
                    0 %ile                      0%


NOTE: Actual performance and award modification factor will be established on an interpolated basis.
